EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the annual report on Form 10-K of Summit Midstream Partners, LP (the “Registrant”) for the annual period ended December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Heath Deneke, as President, Chief Executive Officer and Director of Summit Midstream GP, LLC, the general partner of the Registrant, and William J. Mault, as Executive Vice President and Chief Financial Officer of Summit Midstream GP, LLC, the general partner of the Registrant, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Heath Deneke
Name:	Heath Deneke
Title:	President, Chief Executive Officer and Director of Summit Midstream GP, LLC (the general partner of Summit Midstream Partners, LP)
Date:	February 28, 2022

/s/ William J. Mault
Name:	William J. Mault
Title:	Executive Vice President and Chief Financial Officer of Summit Midstream GP, LLC (the general partner of Summit Midstream Partners, LP)
Date:	February 28, 2022
EX 32.1-1